Exhibit 99.1

NAVIGANT REPORTS THIRD QUARTER 2013 RESULTS

•	Revenues before reimbursements increased 6% to $186.4 million for third quarter 2013 compared to the prior year quarter. Total revenues increased 5% to $211.6 million for third quarter 2013 compared to the prior year quarter.

•	Net income from continuing operations for third quarter 2013 increased 21% to $13.5 million or $0.27 per share compared to the prior year quarter. Adjusted EPS for third quarter 2013 increased 9% year over year to $0.25.

•	Adjusted EBITDA for third quarter 2013 increased 19% to $30.8 million compared to $26.0 million for the same period in 2012. Adjusted EBITDA margin improved 200 basis points to 17% for third quarter 2013 compared to the same period in 2012.

•	Reduced bank debt by 29% from the year earlier level to $110 million at September 30, 2013.

•	Repurchased 627,011 shares of common stock in third quarter 2013 at an average price of $13.84 per share.

•	Updates 2013 outlook to reflect solid third quarter performance and to reflect financial results reported on a continuing operations basis.

CHICAGO, October 29, 2013 – Navigant (NYSE:NCI) today announced financial results for the third quarter ended September 30, 2013. Unless otherwise indicated, all references are to results from continuing operations which exclude the results from the previously announced July 2013 sale of the United Kingdom portion of Navigant’s financial services advisory business which are presented as discontinued operations. Amounts previously reported have been reclassified to conform to the current presentation.

Navigant reported third quarter 2013 revenues before reimbursements (RBR) of $186.4 million, compared to $176.4 million for third quarter 2012, a 6% increase. The growth in third quarter RBR was driven by a 31% increase in the Healthcare segment and 17% growth in the Financial, Risk & Compliance segment that was partially offset by lower RBR in the Disputes, Investigations & Economics segment. RBR performance in the Energy segment was relatively unchanged from the prior year quarter. Total revenues for the Company were $211.6 million for third quarter 2013, compared to $202.1 million for third quarter 2012, an increase of 5%.

Adjusted EBITDA of $30.8 million for third quarter 2013 rose 19% compared to $26.0 million for third quarter 2012, with an Adjusted EBITDA margin (Adjusted EBITDA as a percentage of RBR) of 17% for third quarter 2013, compared to 15% for the same period in 2012. A 9% increase in segment operating profit and a 100 basis point improvement in general and administrative expenses as a percentage of RBR contributed to the year-over-year growth in margin for the quarter.

Net income from continuing operations for third quarter 2013 was $13.5 million, compared to $11.2 million in the prior year quarter, an increase of 21%. The effective income tax rate was 47% for third quarter 2013 compared to 41% for third quarter 2012, due to a change in the mix of pre-tax income from lower tax rate jurisdictions to higher rate U.S. jurisdictions as well as increased valuation allowances related to losses generated in foreign jurisdictions for which Navigant does not anticipate realizing a benefit in future periods.

Earnings per share (EPS) from continuing operations were $0.27 for third quarter 2013, compared to $0.22 for third quarter 2012, a 23% increase. Adjusted EPS was $0.25 for third quarter 2013, compared to $0.23 for third quarter 2012, a 9% increase.

“Results for the third quarter reflect continued gains in revenue growth and profitability,” commented Julie Howard, Chief Executive Officer. “Our focus on high-growth areas with clearly identifiable catalysts is contributing to a more optimized business portfolio and improved financial performance. In the coming quarters, we expect to further develop existing practices while exploring new areas of growth as we help our clients solve complex issues in highly regulated industries undergoing fundamental change.”

Segment Financial Highlights

	For the quarter ended September 30,
	2013	2012	Change
RBR ($000)
Disputes, Investigations & Economics	$75,366	$82,325	-8.5%
Financial, Risk & Compliance	40,227	34,431	16.8%
Healthcare	48,088	36,701	31.0%
Energy	22,763	22,908	-0.6%

Total Company	$186,444	$176,365	5.7%

Total Revenues ($000)
Disputes, Investigations & Economics	$81,144	$88,984	-8.8%
Financial, Risk & Compliance	48,668	44,362	9.7%
Healthcare	53,721	40,957	31.2%
Energy	28,074	27,827	0.9%

Total Company	$211,607	$202,130	4.7%

Segment Operating Profit ($000)
Disputes, Investigations & Economics	$25,738	$29,000	-11.2%
Financial, Risk & Compliance	16,959	12,716	33.4%
Healthcare	17,967	12,315	45.9%
Energy	6,968	7,837	-11.1%

Total Company	$67,632	$61,868	9.3%

Segment Operating Margin (% of RBR)
Disputes, Investigations & Economics	34.2%	35.2%	-1.0%
Financial, Risk & Compliance	42.2%	36.9%	5.3%
Healthcare	37.4%	33.6%	3.8%
Energy	30.6%	34.2%	-3.6%

Total Company	36.3%	35.1%	1.2%

Healthcare RBR increased 31% for third quarter 2013 compared to the same quarter of 2012. Healthcare’s organic year-over-year RBR growth rate was 21%. Healthcare reform and transformational changes in the healthcare industry continue to drive strong demand for Navigant’s services. Third quarter 2013 Healthcare segment operating profit increased 46% compared to third quarter 2012 driven by strong growth in RBR and improved operating leverage.

Financial, Risk & Compliance RBR for third quarter 2013 increased 17% compared to the prior year quarter. The strong segment performance reflected growth due to a large compliance engagement related to anti-money laundering regulatory requirements which was partially offset by an anticipated, though smaller-than-expected, decline in RBR from mortgage servicing review engagements. Third quarter 2013 Financial, Risk & Compliance segment operating profit increased 33% compared to third quarter 2012 due to strong RBR growth and strong cost management.

Energy RBR for third quarter 2013 was relatively unchanged when compared to third quarter 2012. Continued strength in energy efficiency and smart meter related engagements was offset by the short-term disruption to a portion of the Energy segment due to the report issued in June 2013 by the Moreland Commission in New York State. Third quarter 2013 Energy segment operating profit performance reflects the noted short-term RBR disruption.

Disputes, Investigations & Economics RBR declined 9% for third quarter 2013 compared to the same period of 2012. The decrease was primarily attributable to the sale of a portion of the Economics practice earlier this year. Other areas of the segment did not perform at the higher levels needed to offset the decline. Third quarter 2013 Disputes, Investigations & Economics segment operating profit reflects the decline in RBR.

Cash Flow

Free cash flow was $17.3 million for third quarter 2013, consistent with third quarter 2012.

The Company used $18.8 million of cash to pay down debt during third quarter 2013. Debt levels at September 30, 2013 were 29% lower than year earlier levels, reflecting continued strong operating cash flow. Leverage (debt divided by trailing twelve month Adjusted EBITDA) improved to 0.86 at September 30, 2013 compared to 1.55 at September 30, 2012. As of September 30, 2013, the Company had approximately $265 million in additional borrowing capacity under its credit facility. In September 2013, the maturity date of the credit facility was extended through September 2018.

Navigant repurchased 627,011 shares of common stock during third quarter 2013, at an aggregate cost of $8.7 million and average cost of $13.84 per share. As of September 30, 2013, there was $56 million remaining on the Company’s share repurchase authorization.

Lucinda (Cindy) Baier, Executive Vice President and Chief Financial Officer, commented, “We continue to focus on effective capital allocation which includes investment in growth, debt reduction and returning capital to our shareholders through our share repurchase program. Our free cash flows resulting from the growth of our overall business have provided us with the necessary resources to pursue our strategic objectives while still maintaining a strong balance sheet.”

2013 Outlook

Navigant is updating and tightening its outlook for 2013 to reflect its solid third quarter performance and to reflect financial results reported on a continuing operations basis. Full year 2013 RBR is expected to range between $735 and $745 million, which does not include $7 million of RBR from discontinued operations. Total 2013 revenues are estimated to be between $825 and $840 million. Adjusted EBITDA is anticipated to range between $115 and $120 million and Adjusted EPS is estimated to be between $1.00 and $1.05.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Conference Call Details

Julie Howard and Cindy Baier will host a conference call to discuss the Company’s third quarter 2013 results at 10:00 a.m. Eastern Time on Tuesday, October 29, 2013. The conference call may be accessed via the Navigant website (www.navigant.com/investor_relations) or by dialing 888.593.8430 (312.470.7390 for international callers) and referencing pass code “NCI.” A replay of the web cast will be available for one year. A report of financial and related supplemental information is available at www.navigant.com/investor_relations.

About Navigant

Navigant (NYSE: NCI) is a specialized, global expert services firm dedicated to assisting clients in creating and protecting value in the face of critical business risks and opportunities. Through senior level engagement with clients, Navigant professionals combine technical expertise in Disputes and Investigations, Economics, Financial Advisory and Management Consulting, with business pragmatism in the highly regulated Construction, Energy, Financial Services and Healthcare industries to support clients in addressing their most critical business needs. More information about Navigant can be found at www.navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “plan,” “outlook” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the success of the Company’s organizational changes and margin improvement initiatives; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions and divestitures; pace, timing and integration of acquisitions and separation of divestitures; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients or large engagements; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and market and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at www.navigant.com/investor_relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

For additional information contact:

Paul Longhini

Investor Relations

312.583.5836

plonghini@navigant.com

###

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data (1))

(Unaudited)

	For the quarter ended September 30,		For the nine months ended September 30,
	2013	2012	2013	2012
Revenues:
Revenues before reimbursements	$186,444	$176,365	$556,644	$532,864
Reimbursements	25,163	25,765	74,117	66,421

Total revenues	211,607	202,130	630,761	599,285
Costs of services:
Cost of services before reimbursable expenses	122,165	117,910	367,577	354,477
Reimbursable expenses	25,163	25,765	74,117	66,421

Total costs of services	147,328	143,675	441,694	420,898
General and administrative expenses	33,914	33,100	99,036	104,534
Depreciation expense	4,122	3,618	11,952	10,874
Amortization expense	1,815	1,504	5,226	4,879
Other operating costs (benefit):
Contingent acquisition liability adjustments, net	(2,000)	—	(2,000)	620
Office consolidation	(150)	—	348	—
Gain on disposition of assets	—	—	(1,715)	—

Operating income	26,578	20,233	76,220	57,480
Interest expense	1,094	1,297	3,491	4,186
Interest income	(96)	(167)	(371)	(586)
Other (income) expense, net	99	95	(43)	56

Income from continuing operations before income tax expense	25,481	19,008	73,143	53,824
Income tax expense	11,952	7,797	32,250	22,744

Net income from continuing operations	13,529	11,211	40,893	31,080
(Loss) Income from discontinued operations, net of tax	(3,303)	233	(2,919)	1,562

Net income	$10,226	$11,444	$37,974	$32,642

Basic per share data
Net income from continuing operations	$0.27	$0.22	$0.82	$0.61
(Loss) Income from discontinued operations, net of tax	$(0.07)	$—	$(0.06)	$0.03

Net income	$0.21	$0.22	$0.76	$0.64

Shares used in computing per basic share data	49,573	50,863	49,970	51,002

Diluted per share data
Net income from continuing operations	$0.27	$0.22	$0.80	$0.60
(Loss) Income from discontinued operations, net of tax	$(0.07)	$—	$(0.06)	$0.03

Net income	$0.20	$0.22	$0.74	$0.63

Shares used in computing per diluted share data	50,762	51,460	51,048	51,647

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AND SELECTED DATA

(In thousands, except DSO data)

	September 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,519	$1,052
Accounts receivable, net	207,120	198,709
Prepaid expenses and other current assets	24,109	25,054
Deferred income tax assets	15,882	17,821

Total current assets	250,630	242,636
Non-current assets:
Property and equipment, net	43,992	45,342
Intangible assets, net	12,383	16,123
Goodwill	614,362	619,932
Other assets	24,207	30,417

Total assets	$945,574	$954,450

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,662	$18,042
Accrued liabilities	16,421	11,557
Accrued compensation-related costs	67,528	84,813
Income tax payable	6,473	7,129
Other current liabilities	33,567	35,754

Total current liabilities	138,651	157,295
Non-current liabilities:
Deferred income tax liabilities	80,060	67,623
Other non-current liabilities	31,878	35,606
Bank debt non-current	110,006	134,183

Total non-current liabilities	221,944	237,412

Total liabilities	360,595	394,707

Stockholders’ equity:
Common stock	63	62
Additional paid-in capital	595,398	582,363
Treasury stock	(241,003)	(216,500)
Retained earnings	240,516	202,542
Accumulated other comprehensive loss	(9,995)	(8,724)

Total stockholders’ equity	584,979	559,743

Total liabilities and stockholders’ equity	$945,574	$954,450

Selected Data
Days sales outstanding, net (DSO)	81	72

NAVIGANT CONSULTING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the quarter ended September 30,		For the nine months ended September 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income	$10,226	$11,444	$37,974	$32,642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	4,122	3,618	11,952	10,874
Accelerated depreciation - office consolidation	—	—	498	—
Amortization expense	1,815	1,504	5,226	4,879
Amortization expense - external use software	86	—	237	—
Share-based compensation expense	2,775	2,738	8,194	7,677
Accretion of interest expense	223	165	676	439
Deferred income taxes	777	1,571	12,750	13,055
Allowance for doubtful accounts receivable	690	1,057	1,917	4,110
Contingent acquisition liability adjustments, net	(2,000)	—	(2,000)	620
Gain on disposition of assets	—	—	(1,715)	—
Loss on disposition of discontinued operations	3,675	—	3,675	—
Changes in assets and liabilities (net of acquisitions and dispositions):
Accounts receivable, net	(6,290)	(4,608)	(22,554)	(33,742)
Prepaid expenses and other assets	2,975	(1,598)	10,100	(6,794)
Accounts payable	2,185	2,121	(3,374)	2,570
Accrued liabilities	3,298	911	3,385	3,032
Accrued compensation-related costs	6,920	7,027	(14,508)	(30,517)
Income taxes payable	5,716	1,043	304	(1,809)
Other liabilities	(2,120)	(1,887)	(2,099)	1,405

Net cash provided by operating activities	35,073	25,106	50,638	8,441

Cash flows from investing activities:
Purchases of property and equipment	(2,952)	(3,532)	(8,707)	(14,511)
Acquisitions of businesses, net of cash acquired	(2,989)	(2,588)	(2,989)	(2,588)
Proceeds from dispositions, net of selling costs	1,366	—	16,973	—
Payments of acquisition liabilities	(1,490)	—	(1,838)	(1,106)
Capitalized external use software	(491)	(390)	(2,492)	(1,301)
Other, net	—	—	—	(300)

Net cash (used in) provided by investing activities	(6,556)	(6,510)	947	(19,806)

Cash flows from financing activities:
Issuances of common stock	475	606	2,620	2,733
Repurchase of common stock	(8,676)	(5,407)	(22,321)	(12,667)
Payments of contingent acquisition liabilities	—	—	(3,287)	(2,801)
Repayments to banks	(61,883)	(68,976)	(266,327)	(209,004)
Borrowings from banks	43,128	56,198	242,466	232,226
Payments of debt issuance costs	(669)	—	(669)	—
Other, net	(99)	69	(1,551)	(970)

Net cash (used in) provided by financing activities	(27,724)	(17,510)	(49,069)	9,517

Effect of exchange rate changes on cash and cash equivalents	138	153	(49)	118

Net increase (decrease) in cash and cash equivalents	931	1,239	2,467	(1,730)
Cash and cash equivalents at beginning of the period	2,588	—	1,052	2,969

Cash and cash equivalents at end of the period	$3,519	$1,239	$3,519	$1,239

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (2)

(In thousands, except per share data)

(Unaudited)

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Below are the reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP). This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP. Management uses these non-GAAP financial measures in addition to GAAP financial measures to assess the Company’s operations and financial results and believes they are useful indicators of operating performance and the Company’s ability to generate cash flows from operations that are available for interest, debt service, taxes and capital expenditures. Investors should recognize that these non-GAAP financial measures may not be comparable to similarly-titled measures of other companies.

	For the quarter ended September 30,		For the nine months ended September 30,
	2013	2012	2013	2012
EBITDA, adjusted EBITDA, adjusted Net Income and adjusted Earnings Per Share (3)
Severance expense	$459	$638	$4,265	$1,895
Income tax benefit (4)	(165)	(238)	(1,388)	(714)

Net income impact of severance expense	$294	$400	$2,877	$1,181

Other operating (benefit) costs - contingent acquisition liability adjustment	$(2,000)	$—	$(2,000)	$620
Income tax expense (benefit)(4)	807	—	807	(250)

Net income impact of other operating (benefit) costs - contingent acquisition liability adjustment	$(1,193)	$—	$(1,193)	$370

Other operating (benefit) costs - office consolidation	$(150)	$—	$348	$—
Income tax expense (benefit)(4)	60	—	(141)	—

Net income impact of other operating (benefit) costs - office consolidation	$(90)	$—	$207	$—

Other operating benefit - gain on disposition of assets	$—	$—	$(1,715)	$—
Income tax expense (4)	—	—	692	—

Net income impact of other operating benefit - gain on disposition of assets	$—	$—	$(1,023)	$—

EBITDA reconciliation:
Operating income	$26,578	$20,233	$76,220	$57,480
Depreciation expense	4,122	3,618	11,952	10,874
Accelerated depreciation - office consolidation	—	—	498
Amortization expense	1,815	1,504	5,226	4,879

EBITDA	$32,515	$25,355	$93,896	$73,233
Severance expense	459	638	4,265	1,895
Other operating (benefit) costs - contingent acquisition liability adjustment	(2,000)	—	(2,000)	620
Other operating benefit - office consolidation	(150)	—	(150)	—
Other operating benefit - gain on disposition of assets	—	—	(1,715)	—

Adjusted EBITDA	$30,824	$25,993	$94,296	$75,748

Net income from continuing operations	$13,529	$11,211	$40,893	$31,080
Net income impact of severance expense	294	400	2,877	1,181
Net income impact of other operating (benefit) costs - contingent acquisition liability adjustment	(1,193)	—	(1,193)	370
Net income impact of other operating (benefit) costs - office consolidation	(90)	—	207	—
Net income impact of other operating benefit - gain on disposition of assets	—	—	(1,023)	—

Adjusted net income	$12,540	$11,611	$41,761	$32,631

Shares used in computing per diluted share data	50,762	51,460	51,048	51,647
Adjusted earnings per share	$0.25	$0.23	$0.82	$0.63

	For the quarter ended September 30,		For the nine months ended September 30,
	2013	2012	2013	2012
Free Cash Flow (5)
Net cash provided by operating activities	$35,073	$25,106	$50,638	$8,441
Changes in assets and liabilities	(12,684)	(3,009)	28,746	65,855
Allowance for doubtful accounts receivable	(690)	(1,057)	(1,917)	(4,110)
Purchases of property and equipment	(2,952)	(3,532)	(8,707)	(14,511)
Payments of acquisition liabilities	(1,490)	—	(1,838)	(1,106)
Payments of contingent acquisition liabilities	—	—	(3,287)	(2,801)

Free Cash Flow	$17,257	$17,508	$63,635	$51,768

	At September 30,
	2013	2012
Leverage Ratio (6)
Adjusted EBITDA for prior twelve-month period	$127,277	$100,108
Bank debt	$110,006	$155,538
Leverage ratio	0.86	1.55

Footnotes:

(1)	Per share data may not sum due to rounding.
(2)	During the quarter ended September 30, 2013, the United Kingdom financial services advisory business was sold. The results of operations from this business are presented as discontinued operations. Prior period information has been reclassified to reflect this change. All non-GAAP financial measures are presented on a continuing operations basis unless otherwise noted.
(3)	EBITDA is earnings from continuing operations before interest, taxes, depreciation and amortization. Adjusted EBITDA excludes the impact of severance expense and other operating costs (benefit). Adjusted net income and adjusted earnings per share exclude the net income and per share net income impact of discontinued operations, severance expense and other operating costs (benefit). Severance expense and other operating costs (benefit) are not considered to be non-recurring, infrequent or unusual to our business. Management believes that these measures provide investors with enhanced comparability of the Company’s results of operations across periods.
(4)	Effective income tax expense (benefit) has been determined based on specific tax jurisdiction.
(5)	Free cash flow is calculated as net cash provided from operations excluding changes in assets and liabilities and allowance for doubtful accounts receivable less cash payments for property and equipment and deferred acquisition related payments. Free cash flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayment. However, management believes that it provides investors with an indicator of cash flows available for on-going business operations and long term value creation.
(6)	Leverage ratio is calculated as bank debt at the end of the period divided by adjusted EBITDA for the prior twelve-month period. Management believes that leverage ratio provides investors with an indicator of the cash flows available to repay the Company’s debt obligations.